N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Announces Filing of Registration Statement

by Quicksilver Production Partners LP

FORT WORTH, TEXAS (February 10, 2012) – Quicksilver Resources Inc. (NYSE: KWK) announced today that Quicksilver Production Partners LP (QPP), a wholly-owned subsidiary of Quicksilver, has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the SEC) related to the proposed initial public offering of common units representing limited partner interests (the common units).

In connection with the initial public offering, Quicksilver will contribute certain of its Barnett Shale assets and related derivatives to QPP. QPP intends to use the net proceeds of the initial public offering and borrowings under a planned new bank credit facility (along with the issuance to Quicksilver of common and subordinated units) as consideration for the contribution by Quicksilver of such assets. Quicksilver intends to use the proceeds received from QPP to retire a portion of its debt.

A registration statement relating to QPP’s common units has been filed with the SEC but has not yet been declared effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.  Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

J.P. Morgan and Credit Suisse are acting as lead book-running managers for the proposed offering. A written prospectus meeting the requirements of the Securities Act of 1933, as amended, when available, may be obtained from J.P. Morgan, via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at (866) 803-9204 and Credit Suisse, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, by telephone at (800) 221-1037, or e-mail:
newyork.prospectus@credit-suisse.com.

Conference Call

Quicksilver will host a conference call on February 10, 2012, at 9:00 a.m. central time to discuss this filing. Interested parties may participate in the call by dialing 1-877-313-7932, using the conference ID number 51919947, prior to 9:00 a.m. central time.  This call will not be webcast nor recorded for replay.

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Forward-Looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give our current expectations or forecasts of future events.  Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements.  They can be affected by assumptions used or by known or unknown risks or uncertainties.  Consequently, no forward-looking statements can be guaranteed.  Actual results may vary materially.  You are cautioned not to place undue reliance on any forward-looking statements.  You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties.  Factors that could cause our actual results to differ material from the results contemplated by such forward-looking statements include:
changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations including environmental and climate change requirements; the effects of existing or future litigation; failure to or delays in completing Quicksilver’s proposed initial public offering of common units representing limited partner interest in a master limited partnership holding portions of our Barnett Shale assets; and additional factors described elsewhere in this press release.

This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business.  Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.  All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control.  The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

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Investor and Media Contact:
John Hinton
(817) 665-4990

KWK 12-02

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